EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
Following is a list of the Registrant’s subsidiaries and their subsidiaries showing the percentage of voting securities owned, or other bases of control, by the immediate parent of each.
            DOMESTIC — 100 percent
Corn Products Development, Inc. (Delaware)
Corn Products Sales Corporation (Delaware)
Crystal Car Line, Inc. (Illinois)
Corn Products International of Argo, Inc. (Delaware)
Feed Products Limited (New Jersey)
GTC Oats, Inc. (Delaware)
The Chicago, Peoria and Western Railway Company (Illinois)
Cali Investment Corp. (Delaware)
Colombia Millers Ltd. (Delaware)
Hispano-American Company, Inc. (Delaware)
Inversiones Latinoamericanas S.A. (Delaware)
Bedford Construction Company (New Jersey)
Corn Products Puerto Rico Inc. (Delaware)
Corn Products Educational Foundation (Delaware)
            FOREIGN — 100 percent

Argentina: Corn Products Southern Cone S.A. *
-Productos de Maíz, S.A.
-Corn Products Finance LLC (Delaware)
Brazil: Corn Products Brasil-Ingredientes Industriais Ltda. *
Canada: Canada Starch Company Inc. *
-Canada Starch Operating Company Inc.
-Casco Inc.
-Corn Products Canada Inc.
-Casco Sales Company Inc.
Chile: Corn Products Chile-Inducorn S.A.
Colombia: Industrias del Maíz S.A. — Corn Products Andina
Ecuador: Indumaiz del Ecuador S.A.
England and Wales: CP Ingredients Limited
Kenya: Corn Products Kenya Limited
Korea: Corn Products Korea, Inc.
Malaysia: Corn Products Malaysia Sdn. Bhd .
Mexico: CPIngredientes, S.A. de C.V. *
-Arrendadora Gefemesa, S.A. de C.V.
-Bebidas y Algo Mas, S.A. de C.V.
Nigeria: Globe Ingredients Nigeria Limited
Singapore: Corn Products Trading Co. Pte. Ltd.
Spain: Corn Products Espana, S.L.
Uruguay: Productos de Maiz Uruguay S.A.
Venezuela: Corn Products Venezuela, C.A.

* Subsidiaries of Corn Products Development, Inc.

            OTHER
China: Shouguang Golden Far East Modified Starch Company, Ltd. — 51.0 percent
Pakistan: Rafhan Maize Products Co. Ltd. — 70.31 percent
Peru: Derivados del Maiz, S.A. — 95.0 percent
Thailand: Corn Products (Thailand) Co. Ltd. — 99.0 percent
United States: CP Ingredients LLC — 75.0 percent
The Company also has other subsidiaries, which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.